Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

21-02

Contacts:	Derrick Jensen, CFO	Media - Jenna Jackson
	Kip Rupp, CFA - Investors	Quanta Services, Inc.
	Quanta Services, Inc.	713-341-6741
713-629-7600

QUANTA SERVICES REPORTS FOURTH QUARTER AND ANNUAL 2020 RESULTS

Record Fourth Quarter GAAP Diluted EPS of $1.17 and Adjusted Diluted EPS of $1.22

Record Annual GAAP Diluted EPS of $3.07 and Adjusted Diluted EPS of $3.82

Record Annual Net Income Attributable to Common Stock of $445.6 Million

Record Annual Adjusted EBITDA of $1.05 Billion

Record Full-Year Cash Flow Provided by Operating Activities of $1.12 Billion

Record Free Cash Flow of $891.9 Million and

Full-Year 2021 Guidance Reflects Growth in Revenues, Net Income, Adjusted EBITDA and Adjusted EPS

HOUSTON – Feb. 25, 2021 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three and twelve months ended December 31, 2020. Revenues in the fourth quarter of 2020 were $2.91 billion compared to revenues of $3.11 billion in the fourth quarter of 2019, and net income attributable to common stock was $170.1 million, or $1.17 per diluted share, in the fourth quarter of 2020 compared to net income attributable to common stock of $118.1 million, or $0.80 per diluted share, in the fourth quarter of 2019. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $1.22 for the fourth quarter of 2020 compared to $0.93 for the fourth quarter of 2019.

“Quanta’s utility solutions and delivery model continue to produce world-class execution and performance, which drove fourth quarter results that exceeded our expectations and completed a solid year for Quanta that included improved profitability and record earnings per share and backlog, despite the unprecedented conditions caused by the global pandemic,” said Duke Austin, President and Chief Executive Officer of Quanta Services. “We believe our 2020 results reflect the dedication and operational excellence of our people, the resilience of our business and the sound execution of our strategic initiatives.”

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“Our 2021 expectations reflect growth in revenues, net income, adjusted EBITDA and adjusted earnings per share. More importantly, we continue to believe there is opportunity to drive multi-year revenue and earnings growth by focusing on our base business and continuing to provide infrastructure solutions that support our customers’ efforts to increase reliability, safety, efficiency and connectivity through modernization. Incrementally, we believe our solutions play an important role in enabling policies and goals aimed at transitioning towards a carbon neutral economy over the long-term, which many of our utility customers are leading. We are successfully executing on our strategic growth initiatives, which, coupled with our strong financial profile, position us well to continue to deliver value to stockholders.”

Favorably impacting the fourth quarter of 2020 were a $45.1 million release of a valuation allowance against foreign tax credits as a result of a financial restructure during the fourth quarter of 2020 and an $8.2 million benefit related to the release of tax contingencies upon expiration of certain statute of limitations periods. Certain other items also impacted the fourth quarter of 2020 and 2019 results and are reflected as adjustments in the calculation of Quanta’s adjusted diluted earnings per share attributable to common stock (a non-GAAP measure). These items are further described in the accompanying tables reconciling adjusted diluted earnings per share attributable to common stock to GAAP diluted earnings per share attributable to common stock. Quanta completed seven acquisitions during each of 2020 and 2019, and the results of the acquired businesses are included in Quanta’s consolidated results from the respective acquisition dates. For further information on the items that impacted comparability of 2020 and 2019, see the footnotes to the accompanying tables presenting Supplemental Segment Data and reconciliations of adjusted EBITDA and adjusted diluted earnings per share attributable to common stock (non-GAAP measures) to their comparable GAAP financial measures.

RECENT HIGHLIGHTS

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Completed Two Acquisitions During the Fourth Quarter - During the fourth quarter, Quanta completed the acquisition of a business that primarily provides aviation services for the utility industry, principally in California. Additionally, Quanta completed the acquisition of a company that provides heavy civil, industrial and energy construction and maintenance services in the western United States. Quanta believes the services provided by these businesses can support its electric power and underground utility operations in the western United States.

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Stock Repurchased - During the fourth quarter of 2020, Quanta repurchased $49.9 million of its outstanding common stock in the open market, acquiring 0.7 million shares, and during the year ended December 31, 2020, Quanta acquired a total of 6.7 million shares of its common stock for $249.9 million. From December 31, 2020 through February 24, 2021, Quanta also repurchased $7.0 million of its outstanding common stock in the open market, acquiring approximately 100,000 shares. As of February 24, 2021, Quanta had $529.8 million of availability remaining under its current stock repurchase authorizations.

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Increased Quarterly Cash Dividend by 20% - In December 2020, Quanta’s Board of Directors declared a quarterly cash dividend to stockholders of $0.06 per share, or a rate of $0.24 per share on an annualized basis, which represents a 20% increase from Quanta’s prior quarterly cash dividend paid in October 2020.

LATIN AMERICA

As previously communicated, the company has been pursuing the exit of its Latin American (LATAM) operations, which management believes has been substantially completed. Quanta’s LATAM operations generated operating losses of $27.1 million (including $7.0 million of asset impairments and $2.7 million of severance and restructuring charges), or $0.19 per diluted share, in the fourth quarter of 2020, as compared to operating losses of $3.6 million, or $0.02 per diluted share, in the fourth quarter of 2019. These operations have been significantly impacted by the prolonged effects of the COVID-19 pandemic during 2020, and that, in part, has led the company to accelerate various contract terminations and other activities in order to expedite Quanta’s cessation of operations in the region, which in turn negatively impacted Quanta’s results. As of December, 31, 2020, there were only a few contracts remaining to complete or exit, and as a result Quanta’s LATAM financial results are not expected to be material in 2021, and therefore we do not expect to separately present LATAM financial results for future periods.

SEGMENT NAME CHANGES

As of December 31, 2020, Quanta changed the name of its Electric Power Infrastructure Services segment to Electric Power Infrastructure Solutions and the name of its Pipeline and Industrial Infrastructure Services segment to Underground Utility and Infrastructure Solutions. There was no change to the composition of the segments. With respect to both segments, we believe utilizing “Solutions” more accurately describes the value-creating and collaborative approach we take to working with our customers. Additionally, we believe Underground Utility and Infrastructure Solutions is more reflective of the strategic changes we have made over the past five years to reposition the segment towards resilient business services to our gas utility, pipeline integrity and industrial customers, which are generally more visible and recurring in nature and are driven by safety, reliability and environmental regulations.

QUANTA’S RESPONSE TO THE EFFECT OF THE COVID-19 PANDEMIC

Quanta continues to take proactive measures to protect the health and safety of its employees through the implementation of its pandemic plan and is operating based on the guidelines set forth by the Centers for Disease Control and Prevention and the Occupational Safety and Health Administration. Quanta also continues to implement initiatives such as specialized training, social distancing, additional protective equipment for its employees in the field, and additional sanitizing measures for offices, vehicles and equipment. Quanta has also reduced non-essential business travel, applied work-from-home policies where appropriate and developed other human resource-related guidance to help employees stay safe and healthy. To date, Quanta has not experienced any meaningful impact on the availability of its workforce or key personnel as a result of the COVID-19 pandemic. Additionally, Quanta continues to implement its business continuity plan and collaborate with customers to minimize potential service disruptions and to proactively anticipate how COVID-19 may impact the company’s operations.

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The ultimate impact of the COVID-19 pandemic on Quanta’s operational and financial performance will depend on future developments, including the duration and severity of the pandemic and actions taken by Quanta’s customers and suppliers and by domestic and international governments in response to the pandemic, all of which are uncertain and cannot be predicted. As a result, Quanta continues to actively monitor the current environment for risks related to the pandemic in order to prepare and respond accordingly.

RESULTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Revenues in the year ended December 31, 2020 were $11.20 billion compared to revenues of $12.11 billion in the year ended December 31, 2019, and net income attributable to common stock was $445.6 million, or $3.07 per diluted share, in the year ended December 31, 2020 compared to net income attributable to common stock of $402.0 million, or $2.73 per diluted share, in the year ended December 31, 2019. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $3.82 for the year ended December 31, 2020 compared to $3.33 for the year ended December 31, 2019. Diluted and adjusted diluted earnings per share attributable to common stock for the year ended December 31, 2020 were impacted by operating losses associated with Quanta’s LATAM operations of $74.0 million, or $0.51 per diluted share and adjusted operating losses of $64.3 million, or $0.44 per adjusted diluted earnings per share. Both diluted and adjusted diluted earnings per share attributable to common stock for the year ended December 31, 2019 were impacted by operating losses associated with Quanta’s LATAM operations of $85.7 million, or $0.58 per diluted share, which included a $79.2 million, or $0.54 per diluted share, charge associated with a terminated telecommunications project in Peru, partially offset by the recognition of $60.3 million ($43.9 million after-tax), or $0.30 per diluted share, of earnings related to the recognition of previously deferred earnings on an electric transmission project in Canada. With the exception of adjusted diluted earnings per share, also impacting the financial results for the three and twelve months ended December 31, 2019 was a $13.0 million ($20.7 million with associated tax benefits), or $0.14 per diluted share, gain recognized in the fourth quarter of 2019 related to the sale of Quanta’s investment in the same electric transmission project in Canada. For further information on other items impacting the fourth quarter and full year 2020 results, please refer to the footnotes to the accompanying tables presenting Supplemental Segment Data and reconciliations of adjusted EBITDA and adjusted diluted earnings per share attributable to common stock (non-GAAP measures) to their comparable GAAP financial measures.

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OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, project timing, execution challenges and other factors have impacted the company’s historical results, and may impact Quanta’s future financial results. More recently, the COVID-19 pandemic has significantly impacted certain of Quanta’s operations and various markets where Quanta operates, which has created additional uncertainty. Therefore, Quanta’s financial outlook reflects management’s effort to align these uncertainties with the backlog the company is executing on and the opportunities expected to materialize during 2021.

Prior to the company’s conference call, management will post a summary of Quanta’s 2021 guidance expectations with additional commentary in the “Financial Info” area of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

The following forward-looking statements are based on current expectations, and actual results may differ materially. Quanta expects 2021 revenues to range between $11.95 billion and $12.35 billion, net income attributable to common stock to range between $458 million and $531 million, diluted earnings per share attributable to common stock to range between $3.16 and $3.66 and adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) to range between $4.02 and $4.52. EBITDA (a non-GAAP measure) is expected to range between $1.00 billion and $1.11 billion, and adjusted EBITDA (a non-GAAP measure) is expected to range between $1.09 billion and $1.19 billion. Additionally, Quanta’s full year free cash flow (a non-GAAP measure) expectations are between $400 million and $600 million.

As discussed previously in this earnings release, as of December, 31, 2020, there were only a few contracts remaining to complete or exit within Quanta’s LATAM operations. As a result, the Latin American financial results are not expected to be material in 2021, and therefore we do not expect to separately present LATAM financial results for future periods.

NON-GAAP FINANCIAL MEASURES

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, results prepared in conformity with GAAP.

Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Quanta’s results for the three and twelve months ended December 31, 2020 and full-year 2021 expectations: adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) to diluted earnings per share attributable to common stock, EBITDA and adjusted EBITDA (non-GAAP measures) to net income attributable to common stock and free cash flow (a non-GAAP measure) to net cash provided by operating activities.

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CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on February 25, 2021, which will also be broadcast live over the Internet. Quanta will utilize a slide presentation to accompany its prepared remarks, which will be viewable through the webcast and will also be available in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website prior to the start of the call. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services Fourth Quarter and Full-Year 2020 Earnings Conference Call or visit the Investors Relations section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through March 3, 2021 by dialing 1-877-660-6853 and referencing the conference ID 13715758. For more information, please contact Kip Rupp, Vice President - Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering comprehensive infrastructure solutions for the utility, communications, pipeline and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while Quanta announces material financial information and makes other public disclosures of information regarding Quanta through SEC filings, press releases and public conference calls, it also utilizes social media to communicate this information. It is possible that the information Quanta posts on social media could be deemed material. Accordingly, Quanta encourages investors, the media and others interested in our company to follow Quanta, and review the information it posts, on the social media channels listed in the Investors Relations section of the Quanta Services website.

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Cautionary Statement About Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, EBITDA, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, tax rates and other operating or financial results; expectations regarding Quanta’s business or financial outlook; expectations regarding the COVID-19 pandemic, including the potential impact of the COVID-19 pandemic and of governmental responses to the pandemic on Quanta’s business, operations, supply chain, personnel, financial condition, results of operations, cash flows and liquidity; Quanta’s plans, strategies and opportunities, including the plans, timing, effects and other matters relating to the COVID-19 pandemic and the exit of its Latin American operations; the potential benefits from, and future financial and operational performance of, acquired businesses and our investments, including our joint venture LUMA Energy, LLC; the expected outcome of pending and threatened legal proceedings; beliefs and assumptions about the collectability of receivables; the business plans or financial condition of Quanta’s customers, including with respect to the COVID-19 pandemic and transitioning to a carbon neutral economy; the potential impact of the recent decrease in commodity prices and volatility in commodity production volumes on Quanta’s business and demand for Quanta’s services; expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries; projected or expected realization of remaining performance obligations and backlog; the future demand for and availability of labor resources in the industries Quanta serves; future capital allocation initiatives, including the amount, timing and strategies with respect to any future stock repurchases or expectations regarding the declaration, amount and timing of any future cash dividends; the ability to deliver increased value or return capital to stockholders; the expected value of contracts or intended contracts with customers; the scope, services, term or results of any projects awarded or expected to be awarded to Quanta; the anticipated commencement and completion dates for any projects awarded; the development of and opportunities with respect to future projects, including renewable and other projects designed to support transition to a carbon neutral economy and larger electric transmission and pipeline projects; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or discussions with customers; and possible recovery of pending or contemplated insurance claims, change orders and affirmative claims asserted against customers or third parties; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by known and unknown risks and uncertainties that are difficult to predict or beyond Quanta’s control, including, among others, market conditions; the effects of industry, economic, financial or political conditions outside of the control of Quanta, including economic, energy and environmental policies resulting from the 2020 U.S. presidential and congressional elections and weakness in capital markets or the ongoing and potential impact to financial markets and worldwide economic activity resulting from the COVID-19 pandemic; quarterly variations in operating results, liquidity, financial condition, cash flows, capital requirements, reinvestment opportunities or other financial results, including the ongoing and potential impact to Quanta’s business, operations and supply chain of the COVID-19 pandemic and related governmental actions; the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of business and governmental responses to the pandemic on Quanta’s operations, personnel and supply chain and on commercial activity and demand across Quanta’s and its customers’ businesses; Quanta’s inability to predict the extent to which the COVID-19 pandemic and related impacts will adversely impact its business or the prices of its securities, including with respect to governmental restrictions on its ability to operate, workforce availability, regulatory and permitting delays, and future demand for energy; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; the time and costs required to exit Quanta’s Latin American operations, as well as the business and political climate in Latin America; delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, the COVID-19 pandemic, weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, reductions or eliminations in governmental funding, legal challenges or customer capital constraints; the effect of commodity prices and commodity production volumes on Quanta’s operations and growth opportunities and on customer capital programs and demand for Quanta’s services; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; risks associated with operational hazards that arise due to the nature of Quanta’s services and the conditions in which Quanta operates, including, among others, wildfires and explosions; unexpected costs or liabilities that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans (e.g., withdrawal liability) or other claims or actions asserted against Quanta, including those not covered by, or in excess of, third-party insurance; the outcome of pending or threatened legal proceedings; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to Quanta, or the unavailability of coverage deemed beneficial to Quanta at reasonable and competitive rates; damage to Quanta’s brand or reputation as a result of cyber-security or data privacy breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform a high-profile project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incident; disruptions or failure to adequately protect information technology systems; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third-parties, and the impact of the COVID-19 pandemic on these service providers; the ability to attract and the potential shortage of skilled labor; the ability to retain key personnel and qualified employees and the impact of the COVID-19 pandemic on the availability and performance of Quanta’s workforce and key personnel; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts, including as a result of inaccurate estimates of project costs or inability to meet project schedule requirements or achieve guaranteed performance or quality standards for a project; estimates and assumptions relating to financial results, remaining performance obligations and backlog; Quanta’s ability to successfully complete remaining performance obligations or realize backlog; adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics (including the ongoing COVID-19 pandemic), hurricanes, tropical storms and floods; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the future development of natural resources; the failure of existing or potential legislative actions to result in demand for Quanta’s services; fluctuations of prices of certain materials used in Quanta’s or its customers’ businesses, including as a result of changes in U.S. trade relationships with other countries; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability and/or harm to its reputation for acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the inability or refusal of customers or third-party contractors to pay for services; technological advancements and other market developments that could reduce the demand for Quanta’s services; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations; risks associated with operating in international markets, including instability of foreign governments, currency exchange fluctuations, and compliance with unfamiliar foreign legal systems and business practices, applicable anti-bribery and anti-corruption laws, complex tax regulations and international treaties; the ability to successfully identify, complete, integrate and realize synergies from acquisitions, including retention of key personnel; the potential adverse impact resulting from uncertainty surrounding investments and acquisitions, including the potential increase in risks already existing in Quanta’s operations and poor performance or decline in value of Quanta’s investments; the adverse impact of impairments of goodwill, receivables, property and equipment and other intangible assets or investments; difficulties arising from Quanta’s decentralized management structure; the impact of a unionized workforce on operations, including labor stoppages or interruptions due to strikes or lockouts; the ability to access sufficient funding to finance desired growth and operations, including the ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; the ability to obtain bonds, letters of credit and other project security; significant fluctuations in foreign currency exchange rates; new or changed tax laws, treaties or regulations; and other risks and uncertainties detailed in Quanta’s Annual Reports on Form 10-K for the years ended December 31, 2019 and December 31, 2020 (when filed), Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Twelve Months Ended

December 31, 2020 and 2019

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues	$2,912,185	$3,112,800	$11,202,672	$12,112,153
Cost of services (including depreciation)	2,446,312	2,669,479	9,541,825	10,511,901

Gross profit	465,873	443,321	1,660,847	1,600,252
Equity in earnings of integral unconsolidated affiliates (a)	5,138	—	11,303	—
Selling, general and administrative expenses	(265,775)	(255,129)	(975,074)	(955,991)
Amortization of intangible assets	(21,330)	(21,547)	(76,704)	(62,091)
Asset impairment charges	(8,282)	(13,892)	(8,282)	(13,892)
Change in fair value of contingent consideration liabilities	(121)	(5,340)	(719)	(13,404)

Operating income	175,503	147,413	611,371	554,874
Interest expense	(11,304)	(18,824)	(45,013)	(66,890)
Interest income	1,335	165	2,449	927
Other income (expense), net	6,188	17,179	2,539	83,376

Income before income taxes	171,722	145,933	571,346	572,287
Provision (benefit) for income taxes	(239)	25,634	119,387	165,472

Net income	171,961	120,299	451,959	406,815
Less: Net income attributable to non-controlling interests	1,910	2,155	6,363	4,771

Net income attributable to common stock	$170,051	$118,144	$445,596	$402,044

Earnings per share attributable to common stock:
Basic	$1.21	$0.81	$3.15	$2.76

Diluted	$1.17	$0.80	$3.07	$2.73

Shares used in computing earnings per share:
Weighted average basic shares outstanding	140,695	145,877	141,380	145,710

Weighted average diluted shares outstanding	145,020	148,092	145,247	147,534

(a)

Includes Quanta’s equity in earnings of unconsolidated affiliates that are operationally integral to the operations of Quanta, which primarily consist of earnings related to LUMA Energy, LLC (LUMA), a joint venture entity 50% owned by Quanta that commenced operations in June 2020. Equity in earnings (losses) of non-integral unconsolidated affiliates are included within “Other income (expense), net.”

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$184,620	$164,798
Accounts receivable, net	2,716,083	2,747,911
Contract assets	453,832	601,268
Inventories	50,472	55,719
Prepaid expenses and other current assets	183,382	261,290

Total current assets	3,588,389	3,830,986
PROPERTY AND EQUIPMENT, net	1,560,656	1,386,654
OPERATING LEASE RIGHT-OF-USE ASSETS	256,845	284,369
OTHER ASSETS, net	435,713	393,264
OTHER INTANGIBLE ASSETS, net	435,655	413,734
GOODWILL	2,121,014	2,022,675

Total assets	$8,398,272	$8,331,682

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$14,764	$74,869
Current portion of operating lease liabilities	85,134	92,475
Accounts payable and accrued expenses	1,509,794	1,489,559
Contract liabilities	528,864	606,146

Total current liabilities	2,138,556	2,263,049
LONG-TERM DEBT, net of current maturities	1,174,294	1,292,195
OPERATING LEASE LIABILITIES, net of current portion	178,822	196,521
DEFERRED INCOME TAXES	166,407	214,779
INSURANCE AND OTHER NON-CURRENT LIABILITIES	391,221	311,307

Total liabilities	4,049,300	4,277,851

TOTAL STOCKHOLDERS’ EQUITY	4,344,181	4,050,292
NON-CONTROLLING INTERESTS	4,791	3,539

TOTAL EQUITY	4,348,972	4,053,831

Total liabilities and equity	$8,398,272	$8,331,682

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Twelve Months Ended December 31, 2020 and 2019 (In thousands, except percentages) (Unaudited)

Segment Results

Quanta reports its results under two reportable segments: (1) Electric Power Infrastructure Solutions and (2) Underground Utility and Infrastructure Solutions, as set forth below.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020		2019		2020		2019
Revenues:
Electric Power Infrastructure Solutions excluding Latin America	$2,105,777	72.3%	$1,819,399	58.4%	$7,765,742	69.3%	$7,058,611	58.3%
Latin America (a)	—	—	27,982	0.9	7,601	0.1	63,226	0.5

Electric Power Infrastructure Solutions	2,105,777	72.3	1,847,381	59.3	7,773,343	69.4	7,121,837	58.8
Underground Utility and Infrastructure Solutions	806,408	27.7	1,265,419	40.7	3,429,329	30.6	4,990,316	41.2

Consolidated revenues	$2,912,185	100.0%	$3,112,800	100.0%	$11,202,672	100.0%	$12,112,153	100.0%

Operating income (loss):
Electric Power Infrastructure Solutions excluding Latin America (b)	$267,240	12.7%	$164,523	9.0%	$889,010	11.4%	$676,926	9.6%
Latin America (a)	(27,083)	*	(3,590)	*	(73,988)	*	(85,749)	*
Equity in earnings of integral unconsolidated affiliates (c)	5,138	N/A	—	N/A	11,303	N/A	—	N/A

Electric Power Infrastructure Solutions	245,295	11.6%	160,933	8.7%	826,325	10.6%	591,177	8.3%
Underground Utility and Infrastructure Solutions (d)	41,327	5.1%	88,945	7.0%	170,074	5.0%	332,011	6.7%
Corporate and Non-Allocated Costs (e)	(111,119)	N/A	(102,465)	N/A	(385,028)	N/A	(368,314)	N/A

Consolidated operating income	$175,503	6.0%	$147,413	4.7%	$611,371	5.5%	$554,874	4.6%

*	Percentage is not meaningful.

See notes below.

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Twelve Months Ended December 31, 2020 and 2019 (In thousands, except percentages) (Unaudited)

(a) Latin American revenues and operating losses have been presented separately as a result of Quanta’s conclusion to pursue an exit of its operations in Latin America. The results for these operations for the three and twelve months ended December 31, 2020 were primarily associated with early contract terminations and project close out costs, cost adjustments on certain remaining projects and disruptions caused by the COVID-19 pandemic, as well as the recognition of $7.0 million of asset impairments and $2.7 million of severance and restructuring charges. The results for these operations for the twelve months ended December 31, 2019 included a $79.2 million charge associated with the terminated telecommunications project in Peru, which consisted of a $48.8 million decrease in revenues and a $30.4 million increase in cost of services.

As of December 31, 2020, Quanta believes the exit activities have been substantially completed with only a few contracts remaining to complete or exit. As a result, the Latin American financial results are not expected to be material in 2021, and therefore we do not expect to separately present LATAM financial results for future periods.

(b) Included in operating income for the Electric Power Infrastructure Solutions segment for the three and twelve months ended December 31, 2019 was an asset impairment charge of $1.6 million related to a planned sale of certain foreign operations and assets.

(c) Equity in earnings of integral unconsolidated affiliates includes unconsolidated affiliates that are operationally integral to the operations of Quanta and primarily consists of earnings related to LUMA, which commenced operations in June 2020.

(d) Included in operating income for the Underground Utility and Infrastructure Solutions segment for the three and twelve months ended December 31, 2020 were severance and restructuring charges of $4.1 million related to the exit of certain ancillary pipeline operations and an asset impairment charge of $1.3 million related to the planned sale of a barge. Included in operating income for the Underground Utility and Infrastructure Solutions segment for the three and twelve months ended December 31, 2019 were asset impairment charges of $10.2 million primarily related to the winding down and exit of certain oil-influenced operations and assets.

(e) Included in corporate and non-allocated costs for the three and twelve months ended December 31, 2020 is $14.0 million of non-cash stock-based compensation related to the correction of prior period amounts related to the valuation of and accounting for certain performance-based equity awards that were awarded in the years 2017 to 2019. Included in the correction was $2.0 million and $7.2 million of non-cash stock-based compensation related to the three and twelve months ended December 31, 2019. Also included for the three and twelve months ended December 31, 2020 were acquisition and integration costs of $6.9 million and $19.8 million and increases in the fair value of contingent consideration liabilities of $0.1 million and $0.7 million. Included in the three and twelve months ended December 31, 2019 were acquisition and integration costs of $4.3 million and $24.8 million and increases in the fair value of contingent consideration liabilities of $5.3 million and $13.4 million. Also included in the three and twelve months ended December 31, 2019 was an asset impairment charge of $2.1 million related to an internally-developed software application that has been replaced.

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Quanta Services, Inc. and Subsidiaries Supplemental Data For the Three and Twelve Months Ended December 31, 2020 and 2019 (In millions) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders for fixed price contracts not yet completed or for which work has not yet begun. For purposes of calculating remaining performance obligations, Quanta includes all estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to occur and revenues from change orders to the extent management believes additional contract revenues will be earned and are deemed probable of collection.

While backlog is not a defined term under GAAP, it is a common measurement used in Quanta’s industry. Quanta believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. Quanta believes this measure is also useful for investors in forecasting its future results and comparing Quanta to its competitors. Quanta’s remaining performance obligations, as described above, are a component of Quanta’s backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and non-fixed price contracts expected to be completed within one year. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to its backlog by reportable segment along with estimates of amounts expected to be realized within 12 months:

	December 31, 2020		September 30, 2020		December 31, 2019
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Solutions
Remaining performance obligations	$2,511.2	$3,547.8	$2,639.1	$3,747.7	$2,483.1	$3,957.7
Estimated orders under MSAs and short-term, non-fixed price contracts	3,559.4	7,433.4	3,310.3	7,044.4	2,873.5	5,864.5

Backlog	6,070.6	10,981.2	5,949.4	10,792.1	5,356.6	9,822.2

Underground Utility and Infrastructure Solutions
Remaining performance obligations	327.2	437.5	480.8	696.1	670.7	1,344.7
Estimated orders under MSAs and short-term, non-fixed price contracts	1,868.8	3,713.7	1,712.8	3,583.4	1,919.8	3,838.0

Backlog	2,196.0	4,151.2	2,193.6	4,279.5	2,590.5	5,182.7

Total
Remaining performance obligations	2,838.4	3,985.3	3,119.9	4,443.8	3,153.8	5,302.4
Estimated orders under MSAs and short-term, non-fixed price contracts	5,428.2	11,147.1	5,023.1	10,627.8	4,793.3	9,702.5

Backlog	$8,266.6	$15,132.4	$8,143.0	$15,071.6	$7,947.1	$15,004.9

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Twelve Months Ended

December 31, 2020 and 2019

(In thousands, except per share information)

(Unaudited)

The following table presents the non-GAAP measure of adjusted diluted earnings per share attributable to common stock for the three and twelve months ended December 31, 2020 and 2019, which, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity; (iv) asset impairment charges can vary from period to period depending on economic and other factors; (v) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses; (vi) impairments of non-integral unconsolidated affiliates vary from period to period depending on various market factors outside Quanta’s influence or control; (vii) severance and restructuring charges vary from period to period depending on the timing and nature of restructuring activities; (viii) write-offs of deferred financing costs vary from period to period depending on the timing and nature of debt and other financing transactions; (ix) gains or losses on sales of investments vary from period to period depending on whether investments are sold and the variability of market and other factors impacting the value of such investments; (x) bargain purchase gains vary from period to period depending on Quanta’s acquisition activity and the valuation of acquired businesses; (xi) deferred income tax valuation allowance changes vary period to period and depend on Quanta’s assessment of realizability of its deferred tax assets; (xii) income tax contingency releases vary period to period and depend on the level of reserves for uncertain tax positions and the expiration dates under various federal and state statute of limitations periods; (xiii) changes in statutory tax rates are not regularly occurring items; and (xiv) tax settlements and adjustments to related indemnification assets vary from period to period depending on the status and resolution of pending matters. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

See the table below.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Twelve Months Ended

December 31, 2020 and 2019

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$170,051	$118,144	$445,596	$402,044
Adjustments:
Acquisition and integration costs	6,927	4,307	19,809	24,767
Asset impairment charges (a)	8,282	13,892	8,282	13,892
Change in fair value of contingent consideration liabilities	121	5,340	719	13,404
Impairments of non-integral unconsolidated affiliates (b)	—	—	8,679	—
Severance and restructuring charges (c)	6,808	—	6,808	—
Write-off of deferred financing costs (d)	—	—	2,492	—
Gain on sale of equity investment (e)	—	(12,973)	—	(12,973)
Income tax benefits associated with sale of equity investment (e)	—	(7,756)	—	(7,756)
Bargain purchase gain (f)	—	—	—	(3,138)
Income tax impact of adjustments (g)	(2,692)	(5,436)	(9,112)	(12,985)
Impact of release of valuation allowance (h)	(45,148)	—	(45,148)	—
Impact of income tax contingency releases (i)	(8,174)	(1,644)	(8,174)	(6,136)
Impact of change in Canadian provincial statutory tax rate (j)	—	—	—	(2,532)
Impact of favorable settlement, net of reduction of related indemnification asset (k)	—	—	—	(911)

Adjusted net income attributable to common stock before certain non-cash adjustments	136,175	113,874	429,951	407,676
Non-cash stock-based compensation (l)	33,318	10,933	91,641	52,013
Amortization of intangible assets	21,330	21,547	76,704	62,091
Income tax impact of non-cash adjustments (g)	(14,240)	(8,476)	(43,889)	(29,793)

Adjusted net income attributable to common stock	$176,583	$137,878	$554,407	$491,987

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share	145,020	148,092	145,247	147,534

Earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock (m)	$1.17	$0.80	$3.07	$2.73

Adjusted diluted earnings per share attributable to common stock (m)	$1.22	$0.93	$3.82	$3.33

See notes below.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Twelve Months Ended

December 31, 2020 and 2019

(Unaudited)

(a) The amount for the three and twelve months ended December 31, 2020 reflects asset impairment charges related to the exit of the Latin American operations and the planned sale of a barge. The amount for the three and twelve months ended December 31, 2019 reflects asset impairment charges related to the winding down and exit of certain oil-influenced operations and assets, the replacement of an internally developed software application and the planned sale of certain foreign operations and assets.

(b) The amount for the twelve months ended December 31, 2020 represents impairments associated with two non-integral unconsolidated affiliates that were negatively impacted by the decline in demand for refined products. As of December 31, 2020, one of the investments had been sold, and Quanta’s basis in the remaining investment was $7.4 million. These impairment losses are included in “Other income (expense), net” in the accompanying condensed consolidated statement of operations.

(c) The amount for the three and twelve months ended December 31, 2020 relates to severance and restructuring costs associated with the exit of certain ancillary pipeline operations and Quanta’s Latin American operations.

(d) The amount for the twelve months ended December 31, 2020 represents the write-off of deferred financing costs related to the voluntary prepayment of the term loans under Quanta’s senior credit facility.

(e) The amount for the three and twelve months ended December 31, 2019 reflects a gain on sale of Quanta’s equity interest in a limited partnership that developed and constructed an electric transmission project in Canada. Additionally, in connection with the sale, Quanta recognized certain income tax benefits associated with the limited partnership and certain other previously unrecognized tax benefits.

(f) The amount for the twelve months ended December 31, 2019 reflects a bargain purchase gain related to the acquisition of an electrical infrastructure services business.

(g) The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

(h) The amount for the three and twelve months ended December 31, 2020 reflects the release of a valuation allowance against foreign tax credits as a result of a financial restructure that was completed during the fourth quarter of 2020.

(i) The amounts for the three and twelve months ended December 31, 2020 and 2019 reflect the releases of tax contingencies upon expiration of certain statute of limitations periods.

(j) The amount for the twelve months ended December 31, 2019 reflects the impact of a change in a Canadian provincial statutory tax rate on Quanta’s deferred taxes.

(k) The amount for the twelve months ended December 31, 2019 represents a $4.1 million tax benefit related to the favorable settlement of certain non-U.S. income tax obligations associated with an acquired business, partially offset by a $4.0 million ($3.2 million after-tax) reduction of a related indemnification asset. The tax benefit is included in “Income tax provision” in the accompanying condensed consolidated statement of operations, and the expense associated with the reduction in the indemnification asset is included as “Other income (expense), net” in the accompanying condensed consolidated statement of operations.

(l) The amounts for the three and twelve months ended December 31, 2020 include the recognition of $14.0 million of non-cash stock-based compensation related to the correction of prior period amounts related to the valuation of and accounting for certain performance-based equity awards that were awarded in the years 2017 through 2019. Included in the correction was $2.0 million and $7.2 million of non-cash stock-based compensation related to the three and twelve months ended December 31, 2019.

(m) Diluted and adjusted diluted earnings per share attributable to common stock include operating losses associated with Quanta’s Latin American operations of $27.1 million, or $0.19 per diluted share, and adjusted operating losses of $17.4 million, or $0.12 per diluted share, for the three months ended December 31, 2020 and operating losses of $74.0 million, or $0.51 per diluted share, and adjusted operating losses of $64.3 million, or $0.44 per adjusted diluted earnings per share, for the twelve months ended December 31, 2020. Both diluted and adjusted diluted earnings per share attributable to common stock include operating losses associated with Quanta’s Latin American operations of $3.6 million, or $0.02 per diluted share, for the three months ended December 31, 2019 and $85.7 million, or $0.58 per diluted share, for the twelve months ended December 31, 2019. Included in the operating loss for the twelve months ended December 31, 2019 was a $79.2 million, or $0.54 per diluted share, charge associated with the terminated telecommunications project in Peru. Additionally, both diluted and adjusted diluted earnings per share attributable to common stock for the twelve months ended December 31, 2019 include $60.3 million ($43.9 million after-tax), or $0.30 per diluted share, of earnings related to the recognition of previously deferred earnings on an investment in an electric transmission project in Canada.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

For the Three and Twelve Months Ended

December 31, 2020 and 2019

(In thousands)

(Unaudited)

The following table presents the non-GAAP financial measures of EBITDA and adjusted EBITDA for the three and twelve months ended December 31, 2020 and 2019, which when used in connection with net income attributable to common stock, are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of non-integral unconsolidated affiliates, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of non-integral unconsolidated affiliates, including deferral and subsequent recognition upon completion of construction of earnings on contracts performed for entities in which Quanta has an equity interest and gain or loss on sales of investments accounted for using the equity method of accounting; (ii) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (iii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity; (iv) asset impairment charges vary from period to period depending on economic and other factors; (v) severance and restructuring charges vary from period to period depending on restructuring activities; (vi) bargain purchase gains vary from period to period depending on Quanta’s acquisition activity and the valuation of acquired businesses; (vii) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses; and (viii) tax settlements and adjustments to related indemnification assets vary from period to period depending on the status and resolution of pending matters. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below. See notes below.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income attributable to common stock (GAAP as reported)	$170,051	$118,144	$445,596	$402,044
Interest expense	11,304	18,824	45,013	66,890
Interest income	(1,335)	(165)	(2,449)	(927)
Provision (benefit) for income taxes	(239)	25,634	119,387	165,472
Amortization of intangible assets	21,330	21,547	76,704	62,091
Equity in (earnings) losses of non-integral unconsolidated affiliates	1,622	(12,723)	9,994	(76,801)
Income taxes and depreciation included in equity in earnings of integral unconsolidated affiliates	1,492	—	3,174	—
Depreciation expense	60,076	56,518	225,256	218,107

EBITDA	264,301	227,779	922,675	836,876
Non-cash stock-based compensation (a)	33,318	10,933	91,641	52,013
Acquisition and integration costs	6,927	4,307	19,809	24,767
Asset impairment charges (b)	8,282	13,892	8,282	13,892
Severance and restructuring charges (c)	6,808	—	6,808	—
Bargain purchase gain (d)	—	—	—	(3,138)
Change in fair value of contingent consideration liabilities	121	5,340	719	13,404
Reduction of indemnification asset (e)	—	—	—	3,991

Adjusted EBITDA	$319,757	$262,251	$1,049,934	$941,805

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures EBITA, EBITDA and Adjusted EBITDA For the Three and Twelve Months Ended December 31, 2020 and 2019 (Unaudited)

(a) The amounts for the three and twelve months ended December 31, 2020 include the recognition of $14.0 million of non-cash stock-based compensation related to the correction of prior period amounts related to the valuation of and accounting for certain performance-based equity awards that were awarded in the years 2017 through 2019. Included in the correction was $2.0 million and $7.2 million of non-cash stock-based compensation related to the three and twelve months ended December 31, 2019.

(b) The amount for the three and twelve months ended December 31, 2020 reflects asset impairment charges related to the exit of our Latin American operations and the planned sale of a barge. The amount for the three and twelve months ended December 31, 2019 reflects asset impairment charges related to the winding down and exit of certain oil-influenced operations and assets, the replacement of an internally developed software application and the planned sale of certain foreign operations and assets.

(c) The amount for the three and twelve months ended December 31, 2020 relates to severance and restructuring charges associated with the exit of certain ancillary pipeline operations and Quanta’s Latin American operations.

(d) The amount for the twelve months ended December 31, 2019 reflects a bargain purchase gain related to the acquisition of an electrical infrastructure services business.

(e) The amount for the twelve months ended December 31, 2019 reflects an expense associated with the reduction of an indemnification asset related to the favorable settlement of certain non-U.S. income tax obligations associated with an acquired business.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free Cash Flow

and Other Non-GAAP definitions

For the Three and Twelve Months Ended

December 31, 2020 and 2019

(In thousands)

(Unaudited)

Reconciliation of Free Cash Flow:

The non-GAAP measure of free cash flow, when used in connection with net cash provided by operating activities, is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment.

Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock, declare and pay dividends; and transact other investing and financing activities. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net cash provided by operating activities (a)	$276,090	$626,798	$1,115,977	$526,551
Less: Net capital expenditures:
Capital expenditures	(93,015)	(54,117)	(260,052)	(261,762)
Proceeds from sale of property and equipment	16,930	6,895	35,390	31,142
Proceeds from insurance settlements related to property and equipment	271	1,463	542	1,964

Net capital expenditures	(75,814)	(45,759)	(224,120)	(228,656)

Free Cash Flow	$200,276	$581,039	$891,857	$297,895

(a) Net cash provided by operating activities for the three and twelve months ended December 31, 2020 includes the deferral of payments of $37 million and $109 million of the employer portion of payroll taxes under the Coronavirus Aid, Relief, and Economic Security Act, 50% of which are due by December 31, 2021 and the remainder of which are due by December 31, 2022. Net cash provided by operating activities for the twelve months ended December 31, 2019 includes the payment of $112 million in connection with the exercise of performance and advance payment bonds in connection with the terminated telecommunications project in Peru.

Other Non-GAAP Definitions:

Days Sales Outstanding:

Days Sales Outstanding is calculated by using the sum of current accounts receivable, net of allowance (which includes retainage and unbilled balances), plus contract assets, less contract liabilities, and divided by average revenues per day during the quarter.

Total Liquidity:

Total liquidity includes Quanta’s cash and cash equivalents and availability under Quanta’s senior credit facility.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2021

(In thousands, except per share information)

(Unaudited)

The following presents the non-GAAP measure of adjusted diluted earnings per share attributable to common stock, which, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; and (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full-Year Ending
	December 31, 2021
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$458,000	$530,800
Non-cash stock-based compensation	81,800	81,800
Amortization of intangible assets	84,700	84,700
Acquisition and integration costs	2,700	2,700
Income tax impact of adjustments (a)	(44,100)	(44,100)

Adjusted net income attributable to common stock	$583,100	$655,900

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	145,000	145,000

Diluted earnings per share attributable to common stock and adjusted diluted earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock	$3.16	$3.66

Adjusted diluted earnings per share attributable to common stock	$4.02	$4.52

(a) The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2021 (In thousands) (Unaudited)

The following table presents the non-GAAP financial measures of estimated EBITDA and adjusted EBITDA, which, when used in connection with estimated net income attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of non-integral unconsolidated affiliates, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) equity in (earnings) losses of non-integral unconsolidated affiliates can vary from period to period depending on the activity and financial performance of non-integral unconsolidated affiliates; (ii) income taxes and depreciation included in equity in earnings of integral unconsolidated affiliates can vary from period to period depending on the activity and financial performance of integral unconsolidated affiliates; (iii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; and (iv) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2021
Net income attributable to common stock (as defined by GAAP)	$458,000	$530,800
Interest expense, net	40,000	40,000
Provision for income taxes	167,000	199,000
Amortization of intangible assets	84,700	84,700
Income taxes and depreciation included in equity in earnings of integral unconsolidated affiliates	7,400	7,400
Depreciation expense	243,500	243,500

EBITDA	$1,000,600	$1,105,400
Non-cash stock-based compensation	81,800	81,800
Acquisition and integration costs	2,700	2,700

Adjusted EBITDA	$1,085,100	$1,189,900

###

Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated Free Cash Flow For the Full Year 2021 (In thousands) (Unaudited)

The non-GAAP measure of estimated free cash flow, when used in connection with estimated net cash provided by (used in) operating activities, is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by (used in) operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment.

Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. The most comparable GAAP financial measure, net cash provided by (used in) operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2021
Net cash provided by operating activities	$725,000	$925,000
Less: Net capital expenditures	(325,000)	(325,000)

Free Cash Flow	$400,000	$600,000

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